EXHIBIT 5.1

NEWLAN LAW FIRM, PLLC

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

February 7, 2023

Black Bird Biotech, Inc.

1961 Hilltop Road

Suite 22

Argyle, Texas 76226

Re: Registration Statement of Black Bird Biotech, Inc.

Ladies and Gentlemen:

We have acted as counsel to Black Bird Biotech, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of up to 581,468,572 shares (the “Shares”) of the common stock, par value $0.001 per share (“Common Stock”), of the Company offered for resale by the selling stockholders (the “Selling Stockholders”) named pursuant to a Registration Statement on Form S-1 filed by the Company with the Commission on February 7, 2023 (the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

For the avoidance of doubt, the Shares consist of (1) 400,000,000 Shares issuable to Mast Hill Fund, L.P. (“Mast Hill”) pursuant to the Equity Purchase Agreement (the “Mast Hill Agreement”) between the Company and Mast Hill, (2) 170,000,000 Shares issuable to Mast Hill upon exercise of the common stock warrants (the “Mast Hill Warrants”) issued to Mast Hill in connection with the Mast Hill Agreement and (3) 11,468,572 Shares issuable to J.H. Darbie & Co. (“JHD”) upon exercise of the common stock purchase warrants (the “JHD Warrants”) issued to JHD by the Company pursuant to the Finder’s Fee Agreement between the Company and JHD.

Based upon the foregoing, we are of the opinion that (A) the 400,000,000 Shares issuable to Mast Hill pursuant to the Mast Hill Agreement, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the Mast Hill Agreement in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable, (B) 170,000,000 Shares issuable to Mast Hill pursuant to the Mast Hill Warrants, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the Mast Hill Warrants in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable, and (C) 11,468,572 Shares issuable to JHD pursuant to the JHD Warrants, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the JHD Warrants in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Newlan Law Firm, PLLC
Newlan Law Firm, PLLC